Valuation Discussion for the
Board of Directors of

First Farmers and Merchants
Corporation

Columbia, Tennessee

February 16, 2016

Executive  Summary

Sheshunoff & Co. Investment Banking was engaged by First Farmers and Merchants Corporation (the “FFMH”) to determine the fair value of the FFMH’s common stock as of December 31, 2015 for the purpose of assisting the Board of Directors in:

Determining the fair value merger consideration per share to be paid in connection with a proposed “going private,” SEC de- registration reorganization transaction.

  Fair Value information provided by General Counsel is defined in Section 48-23-101(4) of the Tennessee Code as:

“The fair value, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action. ”

Executive  Summary

General Counsel also advised Sheshunoff that the Supreme Court of Tennessee has relied on the “Delaware Block Method” to determine fair value which requires the use of three different methods with appropriate weight given to each method based on the circumstances specific to the corporation. These methods include:

1)	Earnings Value Method;
2)	Market Value Method; and
3)	Asset Value Method

Demographic  Overview

Market Demographics

						Projected	Median	Projected
		Deposit	Percent of	Total	Population	Population	HH	HH Income
		Market	State	Population	Change	Change	Income	Change
	Number of	Share	Franchise	2016	2010-2016	2016-2021	2016	2016-2021
County	Branches	(%)	(%)	(Actual)	(%)	(%)	($)	(%)
Maury	8	49.14	57.97	87,820	8.48	6.71	48,303	12.26
Lawrence	3	28.79	16.13	42,482	1.46	2.37	42,416	9.41
Marshall	1	20.15	9.03	31,502	2.89	3.10	45,382	7.73
Hickman	2	34.84	6.92	24,471	(0.89)	1.45	39,363	5.51
Williamson	2	0.73	4.65	213,927	16.78	9.53	95,167	9.96
Dickson	1	2.96	2.30	50,964	2.61	3.05	45,640	6.97
Giles	1	3.59	2.25	28,747	(2.50)	0.02	41,718	9.85
Davidson	1	0.03	0.75	683,236	9.02	6.30	49,502	11.87
TN Totals	19		100	1,163,149
Weighted Average: Tennessee Franchise					6.20	5.22	48,447	10.64
Aggregate: Entire State of Tennessee				6,623,654	4.37	3.82	46,781	7.13
Aggregate: National				322,431,073	4.43	3.69	55,551	7.77

Market Unemployment Data

	Unemployment Rate
County	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13
Maury	8.2%	8.3%	7.4%	7.6%	7.7%	7.9%	7.1%	5.9%
Lawrence	9.6%	10.5%	8.8%	10.0%	10.5%	10.6%	9.5%	8.3%
Marshall	9.9%	9.9%	8.6%	9.0%	8.7%	8.8%	7.8%	6.4%
Hickman	9.4%	9.6%	8.1%	8.5%	8.9%	9.0%	7.7%	6.6%
Williamson	4.7%	5.6%	4.7%	4.7%	4.9%	5.9%	5.1%	4.1%
Dickson	8.7%	8.9%	7.6%	7.8%	8.1%	8.4%	7.2%	6.0%
Giles	8.4%	9.1%	8.0%	8.6%	8.9%	9.1%	7.8%	6.5%
Davidson	6.3%	6.7%	5.9%	5.7%	6.0%	6.5%	5.9%	4.7%

Deposit Weighted Average	8.5%	8.8%	7.7%	8.1%	8.2%	8.4%	7.5%	6.3%
State of Tennessee	7.9%	8.4%	7.3%	7.6%	8.0%	8.5%	7.5%	6.5%
U.S.	8.4%	8.4%	7.6%	7.6%	7.6%	7.8%	7.0%	6.5%

	Unemployment Rate
County	Mar-15	Jun-14	Sep-14	Dec-14	Mar-15	Jun-15	Sep-15	Dec-15
Maury	5.3%	6.4%	6.0%	5.5%	5.3%	5.5%	5.2%	5.1%
Lawrence	7.1%	8.5%	7.8%	7.7%	7.1%	7.4%	6.5%	6.5%
Marshall	5.5%	6.8%	6.3%	5.9%	5.5%	6.3%	5.9%	5.7%
Hickman	6.0%	7.1%	6.3%	6.1%	6.0%	6.3%	5.6%	5.5%
Williamson	3.9%	5.2%	4.6%	4.1%	3.9%	4.6%	4.1%	3.6%
Dickson	5.7%	6.7%	6.0%	5.6%	5.7%	6.0%	5.5%	4.8%
Giles	5.3%	6.8%	6.0%	5.7%	5.3%	5.7%	5.2%	4.8%
Davidson	4.4%	5.4%	5.1%	4.7%	4.4%	4.9%	4.6%	4.0%

Deposit Weighted Average	5.6%	6.8%	6.3%	5.9%	5.6%	5.9%	5.5%	5.3%
State of Tennessee	5.8%	7.1%	6.5%	6.1%	5.8%	6.3%	5.7%	5.3%
U.S.	5.6%	6.3%	5.7%	5.4%	5.6%	5.5%	4.9%	4.8%

Performance  Overview

FFMH Financial Summary

Balance Sheet

						Changes 2014 2015		CAGR
	2011	2012	2013	2014	2015	Dollar	Percent	2011-2015
Interest Bearing Deposits	$38,594	$31,953	$25,166	$10,087	$18,299	$8,212	81.4%	-17.0%
Fed Funds Sold	16,500	15,000	9,850	1,700	24,476	22,776	1339.8%	10.4%
Securities	349,501	377,490	357,570	419,888	399,095	(20,793)	-5.0%	3.4%
Loans & Leases	520,307	569,615	606,605	652,406	731,266	78,860	12.1%	8.9%
TOTAL EARNING ASSETS	$924,902	$994,058	$999,191	$1,084,081	$1,173,136	$89,055	8.2%	6.1%
Allowance for Loan Losses	($9,200)	($8,809)	($8,595)	($7,934)	($8,634)	($700)	8.8%	NA
Cash & Equivalents	17,926	23,443	20,391	18,510	19,453	943	5.1%	2.1%
Fixed Assets	25,537	26,418	24,868	25,774	25,518	(256)	-1.0%	0.0%
Other Real Estate Owned (OREO)	8,827	5,678	1,438	5	62	57	1140.0%	-71.1%
Goodwill	9,018	9,018	9,018	9,018	9,018	0	0.0%	0.0%
Other Intangible Assets	0	0	0	0	0	0	0.0%	NA
Other Assets	40,798	41,682	46,075	41,542	41,757	215	0.5%	0.6%
TOTAL ASSETS	$1,017,808	$1,091,488	$1,092,386	$1,170,996	$1,260,310	$89,314	7.6%	5.5%

Demand Deposits	$85,789	$106,488	$110,019	$125,336	$144,119	$18,783	15.0%	13.8%
NOW & Interest Bearing Deposits	96,615	99,230	55,035	102,272	136,005	33,733	33.0%	8.9%
Money Market & Other Savings	432,375	478,933	553,450	566,028	612,382	46,354	8.2%	9.1%
Certificate of Deposits < $100M	133,149	128,040	116,056	105,072	99,288	(5,784)	-5.5%	-7.1%
Certificate of Deposits > $100M	108,507	120,161	122,777	121,246	112,007	(9,239)	-7.6%	0.8%
TOTAL DEPOSITS	$856,435	$932,852	$957,337	$1,019,954	$1,103,801	$83,847	8.2%	6.5%
Fed Funds & Repos	$16,347	$17,069	$18,095	$22,834	$24,177	$1,343	5.9%	10.3%
Short Term Borrowings	7,000	10,100	0	0	0	0	0.0%	NA
Long Term Borrowings	10,100	0	0	0	0	0	0.0%	NA
Other Liabilities	15,777	18,672	12,750	13,623	14,542	919	6.7%	-2.0%
TOTAL LIABILITIES	$905,659	$978,693	$988,182	$1,056,411	$1,142,520	$86,109	8.2%	6.0%
Trust Preferred	0	0	0	0	0	$0	0.0%	NA
Minority Interest	95	95	95	95	95	0	0.0%	0.0%
Preferred Stock	0	0	0	0	0	0	0.0%	NA
Other Comprehensive Income	$3,208	$1,738	($9,001)	($2,125)	($1,283)	$842	-39.6%	NA
Common Equity	108,846	110,962	113,110	116,615	118,978	2,363	2.0%	2.3%
TOTAL COMMON EQUITY	$112,054	$112,700	$104,109	$114,490	$117,695	$3,205	2.8%	1.2%
TOTAL EQUITY	$112,149	$112,795	$104,204	$114,585	$117,790	$3,205	2.8%	1.2%
TOTAL LIABS & EQUITY	$1,017,808	$1,091,488	$1,092,386	$1,170,996	$1,260,310	$89,314	7.6%	5.5%

FFMH Financial Summary

Common Sized Balance Sheet

	2011	2012	2013	2014	2015	Average
Interest Bearing Deposits	3.8%	2.9%	2.3%	0.9%	1.5%	2.3%
Fed Funds Sold	1.6%	1.4%	0.9%	0.1%	1.9%	1.2%
Securities	34.3%	34.6%	32.7%	35.9%	31.7%	33.8%
Loans & Leases	51.1%	52.2%	55.5%	55.7%	58.0%	54.5%
TOTAL EARNING ASSETS	90.9%	91.1%	91.5%	92.6%	93.1%	91.8%
Allowance for Loan Losses	-0.9%	-0.8%	-0.8%	-0.7%	-0.7%	-0.8%
Cash & Equivalents	1.8%	2.1%	1.9%	1.6%	1.5%	1.8%
Fixed Assets	2.5%	2.4%	2.3%	2.2%	2.0%	2.3%
Other Real Estate Owned (OREO)	0.9%	0.5%	0.1%	0.0%	0.0%	0.3%
Goodwill	0.9%	0.8%	0.8%	0.8%	0.7%	0.8%
Other Intangible Assets	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Assets	4.0%	3.8%	4.2%	3.5%	3.3%	3.8%
TOTAL ASSETS	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Demand Deposits	8.4%	9.8%	10.1%	10.7%	11.4%	10.1%
NOW & Interest Bearing Deposits	9.5%	9.1%	5.0%	8.7%	10.8%	8.6%
Money Market & Other Sav. Accts	42.5%	43.9%	50.7%	48.3%	48.6%	46.8%
Certificate of Deposits < $100M	13.1%	11.7%	10.6%	9.0%	7.9%	10.5%
Certificate of Deposits > $100M	10.7%	11.0%	11.2%	10.4%	8.9%	10.4%
TOTAL DEPOSITS	84.1%	85.5%	87.6%	87.1%	87.6%	86.4%
Fed Funds & Repos	1.6%	1.6%	1.7%	1.9%	1.9%	1.7%
Short Term Borrowings	0.7%	0.9%	0.0%	0.0%	0.0%	0.3%
Long Term Borrowings	1.0%	0.0%	0.0%	0.0%	0.0%	0.2%
Other Liabilities	1.6%	1.7%	1.2%	1.2%	1.2%	1.3%
TOTAL LIABILITIES	89.0%	89.7%	90.5%	90.2%	90.7%	90.0%
Trust Preferred	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Minority Interest	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Preferred Stock	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Comprehensive Income	0.3%	0.2%	-0.8%	-0.2%	-0.1%	-0.1%
Common Equity	10.7%	10.2%	10.4%	10.0%	9.4%	10.1%
TOTAL COMMON EQUITY	11.0%	10.3%	9.5%	9.8%	9.3%	10.0%
TOTAL EQUITY	11.0%	10.3%	9.5%	9.8%	9.3%	10.0%
TOTAL LIABS & EQUITY	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

FFMH Financial Summary

Income Statement

						Changes 2014 2015		CAGR
	2011	2012	2013	2014	2015	Dollar	Percent	2011-2015
Interest Income Tax Equivalent	$40,631	$38,738	$39,403	$38,624	$40,731	$2,107	5.5%	0.1%
Interest Expense	4,942	3,841	2,907	2,405	2,225	(180)	-7.5%	-18.1%
NET INTEREST INCOME	$35,689	$34,897	$36,496	$36,219	$38,506	$2,287	6.3%	1.9%
Provision for Loan Losses	$3,125	$1,120	$0	$0	$30	$30	0.0%	-68.7%
Service Charges	$3,678	$3,366	$3,096	$3,006	$3,270	$264	8.8%	-2.9%
Fiduciary Fees	1,999	2,119	2,298	2,490	2,530	40	1.6%	6.1%
Insurance Commissions and Fees	171	162	84	97	49	(48)	-49.5%	-26.8%
Net Gain on Sale of OREO/Other Assets	(994)	(1,414)	(323)	516	33	(483)	-93.6%	NA
Net Servicing Fees	0	0	0	0	0	0	0.0%	NA
Net Gain on Sale of Loans/Leases	469	510	467	324	270	(54)	-16.7%	-12.9%
Other Fee Income	36	231	361	410	540	130	31.7%	96.8%
Other Non Interest Income	3,659	3,824	3,749	3,694	3,860	166	4.5%	1.3%
NON INTEREST INCOME	$9,018	$8,798	$9,732	$10,537	$10,552	$15	0.1%	4.0%
Securities Gains (Losses)	$1,458	$2,294	$829	$651	$534	($117)	-18.0%	-22.2%
Salaries & Benefits	$18,836	$16,485	$18,331	$17,557	$18,896	$1,339	7.6%	0.1%
Fixed Assets	3,711	3,861	3,977	3,924	4,159	235	6.0%	2.9%
Other Expense	10,569	10,247	10,935	10,805	11,143	338	3.1%	1.3%
NON INTEREST EXPENSE	$33,116	$30,593	$33,243	$32,286	$34,198	$1,912	5.9%	0.8%
PRE TAX INCOME	$9,924	$14,276	$13,814	$15,121	$15,364	$243	1.6%	11.5%
Income Taxes	$744	$3,040	$2,700	$3,556	$3,349	($207)	-5.8%	45.7%
Tax Exempt Adjustment	2,168	1,816	1,487	1,307	1,693	386	29.5%	-6.0%
INCOME BEFORE EXTRAS	$7,012	$9,420	$9,627	$10,258	$10,322	$450	0.6%	10.1%
Net Income:Noncontrolling Interests	16	16	16	16	16	0	0.0%	0.0%
Extraordinary Items	0	0	0	0	0	0	0.0%	NA
NET INCOME	$6,996	$9,404	$9,611	$10,242	$10,306	$450	0.6%	10.2%

Preferred Dividends	$0	$0	$0	$0	$0
Common Dividends	$3,964	$3,888	$3,741	$3,640	$3,535

FFMH Financial Summary

Common Sized Income Statement

	2011	2012	2013	2014	2015	Average
Interest Income Tax Equivalent	4.13%	3.71%	3.62%	3.46%	3.35%	3.65%
Interest Expense	0.50%	0.37%	0.27%	0.22%	0.18%	0.31%
NET INTEREST INCOME	3.63%	3.34%	3.35%	3.24%	3.17%	3.35%
Provision for Loan Losses	0.32%	0.11%	0.00%	0.00%	0.00%	0.09%
Service Charges	0.37%	0.32%	0.28%	0.27%	0.27%	0.30%
Fiduciary Fees	0.20%	0.20%	0.21%	0.22%	0.21%	0.21%
Insurance Commissions and Fees	0.02%	0.02%	0.01%	0.01%	0.00%	0.01%
Net Gain on Sale of OREO/Other Assets	-0.10%	-0.14%	-0.03%	0.05%	0.00%	-0.04%
Net Servicing Fees	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Net Gain on Sale of Loans/Leases	0.05%	0.05%	0.04%	0.03%	0.02%	0.04%
Other Fee Income	0.00%	0.02%	0.03%	0.04%	0.04%	0.03%
Other Non Interest Income	0.37%	0.37%	0.34%	0.33%	0.32%	0.35%
NON INTEREST INCOME	0.92%	0.84%	0.89%	0.94%	0.87%	0.89%
Security Gains (Losses)	0.15%	0.22%	0.08%	0.06%	0.04%	0.11%
Salaries & Benefits	1.91%	1.58%	1.68%	1.57%	1.55%	1.66%
Fixed Assets	0.38%	0.37%	0.37%	0.35%	0.34%	0.36%
Other Expense	1.07%	0.98%	1.00%	0.97%	0.92%	0.99%
NON INTEREST EXPENSE	3.37%	2.93%	3.05%	2.89%	2.81%	3.01%
PRE TAX INCOME	1.01%	1.37%	1.27%	1.35%	1.26%	1.25%
Income Taxes	0.08%	0.29%	0.25%	0.32%	0.28%	0.24%
Tax Exempt Adjustment	0.22%	0.17%	0.14%	0.12%	0.14%	0.16%
INCOME BEFORE EXTRAS	0.71%	0.90%	0.88%	0.92%	0.85%	0.85%
Net Income:Noncontrolling Interests	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NET INCOME	0.71%	0.90%	0.88%	0.92%	0.85%	0.85%

Average Total Assets	$983,764	$1,044,583	$1,088,411	$1,117,829	$1,216,071

FFMH Financial Summary

Loan Portfolio

Changes 2014 2015	CAGR
2011	2012	2013	2014	2015	Dollar	Percent	2011	15
Construction & Development	$33,270	$41,848	$35,066	$58,210	$60,323	$2,113	3.6%	16.0%
Commercial Real Estate	143,966	171,867	185,901	172,599	168,341	(4,258)	-2.5%	4.0%
Commercial & Industrial	57,762	82,857	93,658	98,964	127,096	28,132	28.4%	21.8%
Farmland	27,940	27,401	29,637	31,688	31,535	(153)	-0.5%	3.1%
Agricultural	365	332	348	1,490	898	(592)	-39.7%	25.2%
Residential Real Estate	209,798	204,715	218,879	233,116	264,042	30,926	13.3%	5.9%
Consumer	15,445	15,648	16,240	15,749	18,606	2,857	18.1%	4.8%
Other Balances	31,761	24,947	26,876	40,590	60,425	19,835	48.9%	17.4%
TOTAL LOANS	$520,307	$569,615	$606,605	$652,406	$731,266	$78,860	12.1%	8.9%

(% of Total Loans)
2011	2012	2013	2014	2015	Average
Construction & Development	6.4%	7.3%	5.8%	8.9%	8.2%	7.3%
Commercial Real Estate	27.7%	30.2%	30.6%	26.5%	23.0%	27.6%
Commercial & Industrial	11.1%	14.5%	15.4%	15.2%	17.4%	14.7%
Farmland	5.4%	4.8%	4.9%	4.9%	4.3%	4.8%
Agricultural	0.1%	0.1%	0.1%	0.2%	0.1%	0.1%
Residential Real Estate	40.3%	35.9%	36.1%	35.7%	36.1%	36.8%
Consumer	3.0%	2.7%	2.7%	2.4%	2.5%	2.7%
Other Balances	6.1%	4.4%	4.4%	6.2%	8.3%	5.9%
TOTAL LOANS	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Concentrations in Commercial RE Lending

2011	2012	2013	2014	2015
Total Construction & Development	$33,270	$41,848	$35,066	$58,210	$60,323
Total Risk Based Capital	$107,852	$110,719	$111,807	$115,532	$118,594
% of Total Risk Based Capital	30.8%	37.8%	31.4%	50.4%	50.9%

Const. & Develop and Comm Real Estate	$94,626	$132,872	$146,351	$161,631	$161,120
% of Total Risk Based Capital	87.7%	120.0%	130.9%	139.9%	135.9%

FFMH Financial Summary

Credit Quality
						Changes 2014 2015
Asset Quality	2011	2012	2013	2014	2015	Dollar	Percent
Loans 90+ Past Due	$0	$28	$0	$97	$0	($97)	NA
Non Accrual Loans	11,469	8,074	5,396	5,380	2,197	($3,183)	-59.2%
NON PERFORMING LOANS	$11,469	$8,102	$5,396	$5,477	$2,197	($3,280)	-59.9%
Other Real Estate Owned (OREO)	$8,827	$5,678	$1,438	$5	$62	$57	1140.0%
Other Assets 90+ Past Due	0	0	0	0	0	$0	NA
Other Non Accrual Assets	0	0	0	0	0	$0	NA
NON PERFORMING ASSETS	$20,296	$13,780	$6,834	$5,482	$2,259	($3,223)	-58.8%

Asset Quality Ratios						Averages
Loans 90+ Past Due, % of Loans	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
Non Accrual Loans, % of Loans	2.20%	1.42%	0.89%	0.82%	0.30%	1.13%
NPL's, % OF TOTAL LOANS	2.20%	1.42%	0.89%	0.84%	0.30%	1.13%
NPAs, % of Loans and OREO	3.84%	2.40%	1.12%	0.84%	0.31%	1.70%
NPAs, % of Assets	1.99%	1.26%	0.63%	0.47%	0.18%	0.91%
Texas Ratio (1)	18.07%	12.24%	6.59%	4.83%	1.92%	8.73%

Loan Loss Allowance
Period end	$9,200	$8,809	$8,595	$7,934	$8,634	$8,634
% of Non Performing Assets	45.33%	63.93%	125.77%	144.73%	382.20%	152.39%
% of Non Performing Loans	80.22%	108.73%	159.28%	144.86%	392.99%	177.22%
% of Loans	1.77%	1.55%	1.42%	1.22%	1.18%	1.43%

Net Charge Offs
Total Charge Offs	$3,552	$1,885	$298	$790	$47	$1,314
Total Recoveries	207	374	84	129	717	$302
NET CHARGE OFFS	$3,345	$1,511	$214	$661	($670)	$1,012
Net Charge Offs / Average Loans	0.61%	0.29%	0.04%	0.11%	-0.10%	0.19%

(1) Texas Ratio defined as (Total NPAs)/(Tangible Equity Plus the Loan Loss Reserve)

FFMH Financial Summary

Financial Ratios

Balance Sheet	2011	2012	2013	2014	2015	Averages
Full Time Equivalent Employee	260	259	245	239	234	247
Assets / FTE	$3,915	$4,214	$4,459	$4,900	$5,386	$4,575
Total Equity / Assets	11.02%	10.33%	9.54%	9.79%	9.35%	10.00%
Common Equity / Assets	11.01%	10.33%	9.53%	9.78%	9.34%	10.00%
Tangible Common Equity / Tang. Assets *	10.21%	9.58%	8.78%	9.08%	8.69%	9.27%
Tier 1 Capital Ratio	15.67%	14.58%	14.35%	13.67%	13.28%	14.31%
Total Risk Based Capital Ratio	16.91%	15.82%	15.55%	14.67%	14.32%	15.46%
*Includes Mortgage Servicing Rights
Loans / Deposits	60.8%	61.1%	63.4%	64.0%	66.2%	63.1%
Liquidity Ratio	22.5%	21.5%	17.2%	18.8%	15.5%	19.1%
Jumbo CDs / Total Deposits	12.7%	12.9%	12.8%	11.9%	10.1%	12.1%
Borrowings / Total Assets	3.3%	2.5%	1.7%	1.9%	1.9%	2.3%
NPAs, % of Loans and OREO	3.84%	2.40%	1.12%	0.84%	0.31%	1.70%
NPAs, % of Assets	1.99%	1.26%	0.63%	0.47%	0.18%	0.91%

Income Statement
Yield on Earning Assets	4.57%	4.01%	3.88%	3.69%	3.51%	3.93%
Cost of Interest Bearing Liabilities	0.64%	0.46%	0.33%	0.27%	0.23%	0.38%
YIELD / COST SPREAD	3.93%	3.55%	3.55%	3.42%	3.28%	3.55%
Net Interest Margin (Tax Equivalent)	4.01%	3.61%	3.60%	3.46%	3.32%	3.60%
Efficiency Ratio	74.1%	70.0%	71.9%	69.1%	69.7%	71.0%
Effective Tax Rate	7.5%	21.3%	19.5%	23.5%	21.8%	18.7%
ROAA	0.71%	0.90%	0.88%	0.92%	0.85%	0.85%
ROACE	6.61%	8.37%	8.69%	9.79%	8.59%	8.41%
ROAE	6.61%	8.37%	8.69%	9.79%	8.59%	8.41%
Dividend Payout Ratio	56.7%	41.3%	38.9%	35.5%	34.3%	41.4%

FFMH Market Performance

FFMH Market Performance

FFMH Valuation  –Going Concern

Levels of Value

REFERENCES
Change of control transactions involving strategic buyer
STRATEGIC CONTROL
(ACQUISITION VALUE)
PREMISE
Value of the enterprise as a whole with synergies
Strategic Control Premium
REFERENCES
Change of control transactions involving financial buyer or 100% control value
FINANCIAL CONTROL
(GOING CONCERN VALUE)
PREMISE
Value of the enterprise as a whole without synergies
Minority Interest Discount
Financial Control Premium
REFERENCES
Comparisons to publicly Traded securities
MARKETABLE MINORITY INTEREST
(FREELY TRADED VALUE)
PREMISE
Value of a non-control interest with a liquid market
Illiquidity Discount
REFERENCES
Marketable minority interest Less marketability discount
NON-MARKETABLE MINORITY INTEREST
(NON-TRADED MINORITY VALUE)
PREMISE
Value of a non-control interest without a liquid market

Fair Value: pro rata going concern value

Going Concern  Fair Value: Assumptions

Income Approach:
Long Term Growth Rate of 5% (after year five) into perpetuity. The FFMH posted a five-year compound annual growth rate on assets of 5.5%. The FFMH’s markets are expected to realize deposit weighted average population growth of 5.2% between 2016 and 2021. Additionally, the Congressional Budget Office projects an average nominal GDP estimates for 2020 through 2025 of 4.1%.

Discount Rate of 12.25% - The projections provided by management indicate the FFMH’s ROAA will range from 0.88% or $11 million in Year 1 to 0.94% or $12.7 million in Year 5. Between 2011 and 2015, the FFMH’s ROAA averaged 0.85% ($9.3 million), ranging 0.71% to 0.92% with sizable securities gains in 2011 and 2012. The FFMH’s ROAA in 2013 through 2015 was impacted by negligible provision for loan losses.

Going Concern  Fair Value: Assumptions

Discount Rate Calculation - December 31, 2015

Risk-free rate (20yr Treasury Constant)	2.61%
Equity Risk Premium (Duff & Phelps) * Beta [1] (7% * 0.777)	5.44%
Size Premium (Duff & Phelps)	3.74%
Company Specific Risk Premium	0.50%
CALCULATED ROR	12.29%
SELECTED ROR	12.25%

1 Beta calculated as Median of banks between $1B and $2B in assets from 2013 through 2015

Going Concern  Fair Value: Income Approach

	Base
Projected Assets, Net Income, Dividends	12/31/15	2016	2017	2018	2019	2020
Asset Growth		-1.00%	2.86%	0.96%	2.37%	2.49%
Target Total Assets	$1,260,310	$1,247,726	$1,283,419	$1,295,678	$1,326,404	$1,359,460
Average Assets	$1,216,071	$1,254,018	$1,265,573	$1,289,549	$1,311,041	$1,342,932
Return on Assets (ROAA)	0.85%	0.88%	0.93%	0.95%	0.94%	0.94%
NET INCOME	$10,306	$11,038	$11,713	$12,197	$12,317	$12,680
Preferred Dividends	$0	$0	$0	$0	$0	$0
AVAILABLE TO COMMON	$10,306	$11,038	$11,713	$12,197	$12,317	$12,680
Retained Earnings		$7,605	$8,354	$8,912	$9,106	$9,543
AVAILABLE FOR COMMON DIVIDENDS		$3,433	$3,359	$3,285	$3,211	$3,137

	Base
Projected Changes in Equity	12/31/15	2016	2017	2018	2019	2020
Beginning Common Equity		$117,695	$122,345	$127,744	$133,700	$139,851
Net Income, Available to Common		11,038	11,713	12,197	12,317	12,680
Common Stock Issued		0	0	0	0	0
Treasury Purchases		(2,955)	(2,955)	(2,955)	(2,955)	(2,955)
Dividends Paid to Common		(3,433)	(3,359)	(3,285)	(3,211)	(3,137)
ENDING COMMON EQUITY	$117,695	$122,345	$127,744	$133,700	$139,851	$146,439
Goodwill	($9,018)	($9,018)	($9,018)	($9,018)	($9,018)	($9,018)
Other Intangibles	0	0	0	0	0	0
TANGIBLE COMMON EQUITY	$108,677	$113,327	$118,726	$124,682	$130,833	$137,421

Ratios
Common Payout Ratio	NA	31.10%	28.68%	26.93%	26.07%	24.74%
Tangible Common/Tangible Assets	8.69%	9.15%	9.32%	9.69%	9.93%	10.18%

Going Concern  Fair Value: Income Approach

(Thousands)						Terminal
	2016	2017	2018	2019	2020	Value
Optimum Dividends	$10,851	$11,320	$8,541	$6,278	$6,358	$173,172
Discount Factors @ 12.25%	0.9439	0.8409	0.7491	0.6673	0.5945	0.5611
ANNUAL PRESENT VALUE	$10,242	$9,519	$6,398	$4,190	$3,780	$97,173

TOTAL PRESENT VALUE	$131,301

Going Concern  Fair Value: Assumptions

Market Approach: Regional Guideline Companies
Sheshunoff reviewed regional publicly traded banks on either the NYSE, NYSE-AMEX, or NASDAQ exchange;
Headquartered in Tennessee, Kentucky, Alabama, or Mississippi; and
Total assets less than $5 billion.
Sheshunoff focused on Publicly Traded companies that had performance similar to the FFMH with:
Tangible Equity to Assets Between 7% and 10% (FFMH 8.69%)
NPAs/Assets between 0.10% and 0.50% (FFMH 0.18%)
LTM Core ROAA between 0.75% and 0.95% (FFMH 0.82%)
Loan to Deposits between 55% and 75% (FFMH 66%)

Going Concern  Fair Value: Market Approach

							Pricing Multiples						Four Year Growth Rates
			Number		Stock	Change				Core
			of		Price as of	Since		Tangible	8% Tg.	LTM						Core
Company	City	ST	Branches	Ticker	12/31/15	2015Q3	Book	Book	Book	EPS	Assets	Deposits	Asset	Loan	Deposit	Income

Auburn National Bancorp.	Auburn	AL	9	AUBN	29.62	11.9%	1.35	1.35	1.43	14.2	13.2%	14.9%	1.3%	NM	4.0%	NM
Citizens First Corp.	Bowling Green	KY	8	CZFC	13.74	8.5%	0.85	0.98	0.99	9.4	6.3%	7.3%	1.7%	2.9%	2.7%	9.2%
Citizens Holding Co.	Philadelphia	MS	23	CIZN	23.72	6.6%	1.34	1.39	1.42	15.3	11.9%	15.3%	3.3%	2.5%	7.1%	NM
Commerce Union Bancshares Inc.	Brentwood	TN	7	CUBN	13.71	3.1%	1.03	1.20	1.24	14.7	11.4%	15.6%	43.1%	44.0%	41.8%	51.4%
Community Trust Bancorp Inc.	Pikeville	KY	81	CTBI	34.96	-1.5%	1.29	1.50	1.66	13.1	15.7%	20.6%	2.1%	3.0%	0.9%	4.6%
Farmers Capital Bank Corp.	Frankfort	KY	34	FFKT	27.11	9.1%	1.16	1.16	1.19	13.7	11.4%	14.8%	-1.5%	-2.7%	-1.2%	49.3%
First Bancshares Inc.	Hattiesburg	MS	28	FBMS	18.34	5.0%	1.14	1.40	1.31	11.6	8.6%	10.8%	13.9%	18.9%	12.4%	27.6%
Franklin Financial Network Inc	Franklin	TN	12	FSB	31.38	40.4%	1.86	1.98	1.95	20.3	15.3%	18.3%	46.9%	53.9%	45.4%	75.2%
HopFed Bancorp Inc.	Hopkinsville	KY	18	HFBC	12.00	0.4%	0.94	0.94	0.93	38.4	9.1%	11.1%	-3.5%	-0.1%	-2.0%	8.6%
National Commerce Corp.	Birmingham	AL	18	NCOM	25.05	4.5%	1.30	1.74	1.84	28.2	15.4%	17.9%	42.6%	44.3%	47.0%	113.7%
Peoples Financial Corp.	Biloxi	MS	19	PFBX	9.00	-7.2%	0.50	0.50	0.11	NM	7.2%	9.0%	-5.5%	-6.0%	2.3%	NM
Porter Bancorp Inc.	Louisville	KY	17	PBIB	1.43	2.1%	1.32	1.34	1.13	NM	4.1%	4.4%	-10.1%	-14.1%	-9.8%	NM
Republic Bancorp Inc.	Louisville	KY	40	RBCAA	26.41	7.6%	0.96	0.97	0.96	15.6	13.0%	22.2%	5.5%	9.8%	9.4%	-21.3%
SmartFinancial Inc.	Knoxville	TN	12	SMBK	16.09	6.9%	1.06	1.15	1.15	37.0	9.1%	10.9%	24.8%	28.4%	28.6%	26.3%
Stock Yards Bancorp Inc.	Louisville	KY	37	SYBT	37.79	4.0%	1.97	1.98	2.24	15.2	20.0%	23.8%	8.2%	7.1%	10.0%	12.1%
United Security Bancshares	Thomasville	AL	21	USBI	8.92	9.7%	0.71	0.71	0.51	21.1	9.4%	11.2%	-1.9%	-10.5%	-2.3%	NM

Note: Regional defined as headquartered in Tennessee, Kentucky, Alabama, or Mississippi

			Maximum		37.79	40.4%	1.97	1.98	2.24	38.4	20.0%	23.8%	46.9%	53.9%	47.0%	113.7%
			Minimum		1.43	-7.2%	0.50	0.50	0.11	9.4	4.1%	4.4%	-10.1%	-14.1%	-9.8%	-21.3%
			Average		20.58	6.9%	1.17	1.27	1.25	19.1	11.3%	14.3%	10.7%	12.1%	12.3%	32.4%
			Median		21.03	5.8%	1.15	1.27	1.22	15.2	11.4%	14.9%	2.7%	3.0%	5.5%	26.3%

First Farmers And Merchants Corporation			19	FFMH	22.35	20.0%	0.90	0.97	0.97	10.9	8.4%	9.6%	5.5%	8.9%	6.5%	10.2%

Going Concern  Fair Value: Market Approach

	Balance Sheet Ratios							Profitability Ratios
								Core	Core
	Total	Common	T. Com	Total Risk				Return	Return		Net
	Assets	Equity/	Equity/	Based	Loans/	Jumbos/	Borrs/	on Avg	Avg Com	Efficiency	Interest
Company	($000's)	Assets	T. Assets	Capital	Deposits	Deposits	Assets	Assets	Equity	Ratio	Margin

Auburn National Bancorp.	817,189	9.78%	9.78%	17.33%	58.2%	17.5%	1.3%	0.95%	9.69%	57.6%	3.17%
Citizens First Corp.	432,181	7.37%	6.43%	13.10%	88.0%	3.2%	4.6%	0.88%	12.14%	69.9%	3.77%
Citizens Holding Co.	973,505	8.88%	8.58%	17.07%	56.2%	5.7%	12.3%	0.80%	8.99%	70.7%	3.23%
Commerce Union Bancshares Inc.	876,404	11.04%	9.66%	NA	103.7%	NA	15.5%	0.93%	8.15%	76.4%	4.14%
Community Trust Bancorp Inc.	3,903,934	12.18%	10.68%	17.88%	95.2%	20.4%	10.7%	1.23%	9.98%	56.2%	3.81%
Farmers Capital Bank Corp.	1,775,950	9.89%	9.89%	20.12%	69.3%	8.2%	11.5%	0.85%	8.96%	74.8%	3.29%
First Bancshares Inc.	1,145,131	7.54%	6.24%	12.08%	84.0%	11.1%	10.5%	0.80%	11.03%	69.9%	3.74%
Franklin Financial Network Inc	2,167,282	8.25%	7.78%	12.18%	72.0%	27.5%	7.3%	0.92%	9.82%	56.4%	3.62%
HopFed Bancorp Inc.	903,154	9.70%	9.70%	16.84%	75.6%	10.1%	7.9%	0.22%	2.18%	84.9%	3.35%
National Commerce Corp.	1,764,607	11.86%	9.10%	13.66%	87.5%	14.8%	1.2%	0.79%	6.22%	66.4%	4.07%
Peoples Financial Corp.	641,004	14.33%	14.31%	20.14%	64.3%	4.4%	2.8%	-1.96%	-14.22%	110.9%	3.18%
Porter Bancorp Inc.	948,722	3.08%	3.04%	10.40%	69.1%	27.6%	3.0%	-0.48%	-16.19%	93.4%	3.22%
Republic Bancorp Inc.	4,230,289	13.63%	13.42%	20.77%	132.8%	5.4%	26.9%	0.88%	6.11%	65.4%	3.27%
SmartFinancial Inc.	1,023,963	8.61%	7.99%	12.25%	84.3%	25.2%	6.1%	0.36%	4.05%	79.4%	4.00%
Stock Yards Bancorp Inc.	2,817,038	10.17%	10.09%	13.68%	85.1%	4.8%	4.6%	1.45%	13.60%	56.5%	3.67%
United Security Bancshares	575,782	13.26%	13.26%	25.02%	53.3%	3.5%	2.1%	0.47%	3.48%	85.1%	5.34%

Maximum	4,230,289	14.33%	14.31%	25.02%	132.8%	27.6%	26.9%	1.45%	13.60%	110.9%	5.34%
Minimum	432,181	3.08%	3.04%	10.40%	53.3%	3.2%	1.2%	-1.96%	-16.19%	56.2%	3.17%
Average	1,562,258	9.97%	9.37%	16.17%	79.9%	12.6%	8.0%	0.57%	5.25%	73.4%	3.68%
Median	998,734	9.84%	9.68%	16.84%	79.8%	10.1%	6.7%	0.83%	8.56%	70.3%	3.65%

First Farmers And Merchants Corporation	1,260,310	9.34%	8.69%	14.32%	66.2%	10.1%	1.9%	0.82%	8.41%	69.7%	3.33%

Going Concern  Fair Value: Market Approach

	Loan Composition (% of Total Loans)								Asset Quality

	Constr &	Commercial	Commercial	Farm	Agricultural Residential Consumer Other				NPAs /	NPLs/	LLR/	LLR/
Company	Development	Real Estate	& Industrial	Loans	Loans	Real Estate	Loans	Loans	Assets	Loans	NPLs	Loans

Auburn National Bancorp.	9.5%	43.7%	11.1%	0.5%	0.1%	28.4%	3.4%	3.3%	0.49%	0.66%	152%	1.01%
Citizens First Corp.	7.5%	44.5%	12.1%	8.4%	2.3%	24.0%	1.3%	0.0%	0.24%	0.24%	610%	1.49%
Citizens Holding Co.	7.7%	42.0%	9.9%	5.4%	0.3%	24.2%	6.0%	4.5%	1.86%	3.37%	45%	1.51%
Commerce Union Bancshares Inc.	NA	NA	NA	NA	NA	NA	NA	NA	0.56%	0.64%	183%	1.16%
Community Trust Bancorp Inc.	5.9%	26.8%	9.0%	2.0%	0.5%	33.4%	19.3%	3.1%	1.78%	1.00%	126%	1.26%
Farmers Capital Bank Corp.	11.5%	37.1%	5.5%	2.4%	0.4%	38.0%	1.3%	3.9%	1.70%	0.87%	123%	1.08%
First Bancshares Inc.	11.5%	37.1%	16.6%	1.7%	0.0%	30.5%	2.2%	0.5%	0.95%	0.95%	91%	0.87%
Franklin Financial Network Inc	29.9%	26.9%	19.4%	0.1%	0.3%	23.1%	0.3%	0.0%	0.05%	0.06%	1388%	0.88%
HopFed Bancorp Inc.	9.7%	31.5%	11.7%	7.1%	4.2%	32.6%	3.2%	0.0%	1.01%	1.31%	77%	1.01%
National Commerce Corp.	10.8%	39.0%	19.6%	0.1%	0.0%	26.7%	1.6%	2.3%	0.45%	0.30%	249%	0.74%
Peoples Financial Corp.	11.3%	50.8%	15.1%	0.1%	0.0%	19.1%	1.7%	1.9%	3.94%	4.54%	53%	2.39%
Porter Bancorp Inc.	5.0%	29.7%	13.6%	12.3%	4.9%	32.7%	1.7%	0.1%	3.51%	2.28%	85%	1.95%
Republic Bancorp Inc.	1.7%	26.0%	5.6%	0.1%	0.0%	52.3%	1.1%	13.3%	0.55%	0.66%	125%	0.83%
SmartFinancial Inc.	13.7%	50.9%	11.3%	0.5%	0.0%	22.8%	0.7%	0.3%	1.17%	0.38%	157%	0.60%
Stock Yards Bancorp Inc.	6.5%	41.9%	27.7%	0.1%	0.0%	17.4%	1.6%	4.9%	0.44%	0.39%	285%	1.10%
United Security Bancshares	4.7%	35.3%	6.0%	0.1%	0.0%	19.9%	32.5%	1.5%	1.98%	1.63%	90%	1.46%

Maximum	29.9%	50.9%	27.7%	12.3%	4.9%	52.3%	32.5%	13.3%	3.94%	4.54%	1388%	2.39%
Minimum	1.7%	26.0%	5.5%	0.1%	0.0%	17.4%	0.3%	0.0%	0.05%	0.06%	45%	0.60%
Average	9.8%	37.6%	12.9%	2.7%	0.9%	28.3%	5.2%	2.6%	1.29%	1.21%	240%	1.21%
Median	9.5%	37.1%	11.7%	0.5%	0.1%	26.7%	1.7%	1.9%	0.98%	0.77%	126%	1.09%

First Farmers And Merchants Corporation	8.2%	23.0%	17.4%	4.3%	0.1%	36.1%	2.5%	8.3%	0.18%	0.30%	393%	1.18%

Going Concern  Fair Value: Market Approach

	Tg. Equity/		NPAs/		Core
	Tg. Assets		Assets		ROAA
Financial Criteria	7-10%		0.10-0.50%		0.75-0.95%

			Price to:
	Tg. Book		8% Tg. Book		LTM Earnings
More than one similar financial criteria
Average	1.47	x	1.42	x	16.5	x
Median	1.37	x	1.43	x	14.7	x

Headquarted in Tennessee with similar financial criteria
Average	1.44	x			17.5	x
Median	1.20	x			17.5	x

Loans to Deposits between 55%-75% with similar financial criteria
Average	1.47	x	1.43	x	15.9	x
Median	1.37	x	1.43	x	14.7	x

Median Guideline Company Multiples	1.27	x	1.22	x	15.2	x

Selected Multiple	1.40	x	1.45	x	15.5	x

Going Concern  Fair Value: Summary

SUMMARY FINANCIALS AS OF DECEMBER 31, 2015	(Thousands)
Total Assets	$1,260,310
Tangible Assets	$1,251,292
Common Equity	$117,695
Tangible Common Equity	$108,677
8.0% Tangible Common Equity	$100,103
LTM Core Net Income as of December 31, 2015	$9,962
VALUATION APPROACHES
Income Approach
Discounted Cash Flow Method (Discount Rate of 12.25%)
Optimum Equity Flows	$131,301
Market Approach
Price/Earnings Valuation at Estimated Price/Earnings Ratio
LTM Core Net Income as of December 31, 2015 of $10.0 MM x P/E of 15.50x	$154,405
Price/Tangible Book Valuation at Estimated Price/Tangible Book Ratio:
Tangible Book Value of $108.7 MM x Price/Book Multiple of 1.40x	$152,148
8.0% Tang. Equity of $100.1 MM x Multiple of 1.45x + Excess Equity of $8.6 MM	$153,724
FFMH Market Capitalization (Grey Market)	$105,928
Note: Not considered in Average Market Value
Average Market Value	$153,425
Net Asset Value Approach
Book Value	$117,695
Off Balance Sheet Assets	$1,867
Net Asset Value	$119,562

Page 29*

Going Concern  Fair Value: Per Share Value Range

December 31, 2015			Value		Weight
Income Approach			$131,301		40%			$52,520
Market Approach			$153,425		40%			$61,370
Net Asset Value Approach			$119,562		20%			$23,912

Estimated Fair Value								$137,803

Estimated Fair Value Range					$135,000		- $	145,000

					Resulting			Resulting
	FFMH		Market		Value			Value
	Market		Median		Multiples @			Multiples @
COMPARATIVE MULTIPLES	Multiples		Multiples		$135,000			$145,000
Common Book	0.90	x	1.15	x	1.15	x		1.23	x
Tangible Common Book	0.97	x	1.27	x	1.24	x		1.33	x
8.00% Tangible Book	0.97	x	1.22	x	1.26	x		1.36	x
LTM Core Net Income as of December 31, 2015	10.9	x	15.2	x	13.6	x		14.6	x
2016 Projected Net Income	NA		NA		12.2	x		13.1	x
Total Assets	8.4%		11.4%		10.8%			11.6%
Total Deposits	9.6%		14.9%		12.2%			13.1%

PER SHARE CALCULATIONS AND ADJUSTMENTS
Estimated Fair Value					$135,000,000			$145,000,000
Shares Outstanding					4,739,502			4,739,502
PRO RATA FAIR VALUE					$28.48			$30.59
ROUNDED TO:					$28.50			$30.60

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Sheshunoff  Team Information

Curtis Carpenter, Principal & Head of Investment Banking

Curtis Carpenter is Principal and Head of Investment Banking for Sheshunoff & Co Investment Banking. He also serves as Executive Director of The CEO Affiliation Program. Curtis has been involved in almost 100 successful merger transactions representing both buyers and sellers. Prior to joining Sheshunoff & Co Investment Banking, Curtis helped direct the extensive merger and acquisition activity of a large regional bank holding company. His additional experience includes serving as CFO of a financial institution and the audit department of KPMG in Dallas.

Curtis is a frequent speaker at conferences throughout the country for both state and national organizations and has been a featured industry specialist for one of the world's largest international accounting firms. He is frequently quoted as an industry expert in newspapers throughout the country including the Wall Street Journal, Bloomberg and CNBC.

Curtis is a CPA in the state of Texas, holds a bachelor's degree in accounting from Abilene Christian University and is a graduate of the management training program of one of the nation's largest banks.

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Robert Kuykendall, Associate

Robert Kuykendall is an Associate with Sheshunoff & Co. Investment Banking, working primarily in the areas of valuation and capital advisory services for financial institutions, and merger and acquisition advisory services. Prior to joining Sheshunoff & Co. Investment Banking, Robert worked for Century Management on the research team of the Small-Cap Value Fund. He was also the Portfolio Manager of Texas State University's Student Managed Investment Fund. Robert has 7 years of experience in the financial services industry.

Robert holds a bachelor's degree in business administration in finance and a certificate in computer information systems from Texas State University – San Marcos. Robert is a registered representative with FINRA and holds the Series 62 and 63 licenses.

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